EXHIBIT 16.1
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ALTSCHULER, MELVOIN AND GLASSER LLP
Certified Public Accountants





December 5, 2006



ALP Liquidating Trust
Gailen Hull, Chief Financial Officer
900 North Michigan Avenue, Suite 1400
Chicago, IL  60611


Dear Mr. Hull:

A majority of the partners of Altschuler, Melvoin and Glasser LLP have become partners of McGladrey & Pullen, LLP. As a consequence of this event, AM&G has resigned and the client-auditor relationship between ALP Liquidating Trust (Commission File Number 0-16976) and Altschuler, Melvoin and Glasser LLP, independent registered public accounting firm has ceased.


Sincerely,



/s/ Altschuler, Melvoin and Glasser, LLP

Altschuler, Melvoin and Glasser, LLP



cc:   PCAOB Letter File
      Office of the Chief Accountant
      Securities and Exchange Commission
      100 F Street N.E.
      Washington, D.C.  20549-7561























        One South Wacker Drive, Suite 800, Chicago, Illinois 60606-3392
               312.384.6000   Fax 312.634.3410    www.amgnet.com


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ALTSCHULER, MELVOIN AND GLASSER LLP
Certified Public Accountants





December 7, 2006



Securities and Exchange Commission
Washington, D.C.  20549


Commissioners:

We have read ALP Liquidating Trust's statements included under Item 4.01 of its Form 8-K filed on December 7, 2006, and we agree with such statements concerning our firm.



Sincerely,



/s/ Altschuler, Melvoin and Glasser, LLP

Altschuler, Melvoin and Glasser, LLP


































        One South Wacker Drive, Suite 800, Chicago, Illinois 60606-3392
               312.384.6000   Fax 312.634.3410    www.amgnet.com